EREZ KOMORNIK C.P.A. (ISR)
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                    AUDITORS' REPORTS TO THE SHAREHOLDERS OF
                                 POLYOPTICS LTD
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We have audited the accompanying balance sheets of POLYOPTICS LTD (the Company)
as of December 31, 1998 and 1997, and the related statements of income for the years then ended. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed under the Auditors' Regulations (Auditor's Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether caused by an error in the financial statements or by an irregularity therein. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a fair basis for our opinion.

The financial statements are presented on the basis of historical cost convention in nominal values. Information as to the effect on the financial statements of changes in the general purchasing power of the Israeli currency, as required by generally accepted accounting principles, has not been provided.

In our opinion, except for the omission of the information referred above, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997 and the results of its operations, for the years then ended, in conformity with generally accepted accounting principles, on the basis of the historical cost convention in nominal values.

Pursuant to Section 211 of the Companies (New Version), 1983, we state that we have obtained the information and explanations we have required and that our opinion on the abovementioned financial statements is given according to the best information and explanations received by us and as shown by the books of the Company.
                                                                   KOMORNIK EREZ
21 February, 1999                                                  C.P.A. (ISR)

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